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                                                                    EXHIBIT 10.3

                         LARGE SCALE BIOLOGY CORPORATION
                      3333 Vaca Valley Parkway, Suite 1000
                           Vacaville, California 95688

                                                                    June 4, 2002


Norman G. Anderson, Ph.D.
11005 Waycroft Way
Rockville, Maryland 20852

Dear Dr. Anderson:

          Large Scale Biology Corporation ("LSBC") and you have agreed that you will resign as the Chief Scientist of the Proteomics Division of LSBC upon the following terms and conditions:

          1. Effective June 4, 2002 (the "Termination Date"), you hereby resign from all positions you then occupy as an employee or officer of, and you hereby terminate your employment with, LSBC and any subsidiary or affiliate of LSBC. As used in this Agreement, "subsidiary" and "affiliate" mean, with respect to LSBC, any company controlled by, controlling or under common control with LSBC.

          2. Subject to the terms of this Agreement, LSBC will pay you an amount representing your salary, at your current salary rate of $200,000.00 per year, for the 10-month period commencing June 4, 2002, and ending April 3, 2003 (together with the Accrued Obligations (as defined below), the "Severance Payment"). LSBC shall pay you, in a lump sum on the eighth day after you have signed this Agreement and returned it to LSBC, the Severance Payment and the Remaining License Payment (as defined in Section 6(b)(i)) without any set-off or reduction of any kind, except as provided in Section 4 hereof. The Severance Payment shall be in lieu of any payment to which you may have been entitled under the Employment Agreement dated January 25, 1999 (the "Employment Agreement"), among you and LSBC (formerly known as Biosource Technologies, Inc., successor by merger to Large Scale Biology Corporation). In addition, we will, if so permitted under the terms of the LSBC long-term disability plan, continue your coverage under such plan for the period after the Termination Date until the earlier of (x) April 3, 2003 and (y) the date you become eligible under a long term disability plan offered by a third party (the "Extended Disability Coverage Period") In the event that we are unable to continue your long-term disability coverage under the terms of the LSBC group plan as aforesaid, we will pay to you during the Extended Disability Coverage Period the monthly cost to LSBC that would have been incurred in the event that we had been able to arrange for such continued coverage under the terms of such long-term disability plan. As used in this Agreement, "Accrued Obligations" shall mean a payment at your salary rate then in effect

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in lieu of any accrued but unused vacation through the Termination Date, in accordance with the applicable plans, policies, programs and practices of LSBC, which has not previously been paid.

          3. The provisions of this Agreement are not intended to, nor shall they be construed to, require that you mitigate the amount of any payment by LSBC to you provided for in this Agreement by seeking, accepting or performing other employment, nor shall the amount of any payment by LSBC to you provided for in this Agreement be reduced by any compensation earned by you as a result of your employment by another employer or otherwise, including without limitation pursuant to the Consultancy Agreement dated the date hereof (the "Consultancy Agreement"), between you and LSBC; provided that, if you engage or have engaged in any activity that would be prohibited by the confidentiality and non-solicitation provisions contained in Section 5 hereof, or engaged prior to the Termination Date in any activity that was prohibited by the non-competition provisions of Section 6 or Section 7 of the Employment Agreement, in addition to any other remedies that LSBC may have in law or equity, you shall return to LSBC the Severance Payment.

          4. LSBC shall have the right to deduct from all payments under this Agreement, whether in cash, stock or other property, amounts required to be withheld by LSBC under applicable tax, social security or other laws requiring such withholding.

          5. (a) You acknowledge and recognize your possession of secret, confidential or proprietary information pertaining to the business of LSBC, its affiliates or subsidiaries (including without limitation, trade secrets, technology, know how, designs, specifications, software, source code, protocols, algorithms, business strategies or plans, or other intellectual property) and acknowledge the highly competitive nature of the business of LSBC and its affiliates and subsidiaries and accordingly agree that, for and in consideration of the payments and promises made by LSBC herein and other good and valuable consideration, including the Severance Payment and the termination of your obligations under the Employment Agreement, you will not, during the ten-month period commencing on the Termination Date:

          (i) either individually or as an officer, director, stockholder, member, partner, agent, employee, co-venturer, consultant or principal of another business firm, directly or indirectly solicit (A) any current customer or strategic partner of LSBC or any of its affiliates or subsidiaries (other than any government agency or instrumentality thereof, except as provided in clause (ii) below) for any purpose directly or indirectly competitive with any aspect of the business of LSBC or any of its affiliates or subsidiaries or (B) any employee, consultant or other representative or agent of LSBC or any of its affiliates or subsidiaries to leave the employment of, or otherwise cease to provide services to or on behalf of LSBC or any of its affiliates or subsidiaries and you hereby represent that up to and including the Termination Date, you have not violated Section 6 or Section 7 of the Employment Agreement; or

          (ii) whether directly or indirectly and whether independently or in support of an application submitted by any entity other than LSBC, apply for or accept funds from any grant, award, or other form of support from any government agency or instrumentality thereof in connection with the research, development, commercialization or other support for any program or technology aimed at fast response to biological

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     terrorism, specifically including, but without limitation, any such grants, awards or other support issued pursuant to Section 319F(h) of the Public Health Service Act, as amended by H.R. 3448 [PL Cite to follow on signature by President Bush], in respect of the development of "priority countermeasures" as defined therein, except in accordance with the following procedure:

                (A) you will submit to LSBC in writing any application or other proposed submission seeking such funding for LSBC's review prior to submitting any such proposal to a prospective funding entity or agency, and

                (B) if LSBC so elects within thirty days following receipt of your written proposal, you will permit LSBC to register on such application or other proposed submission as a co-applicant and co-developer with you for such funding and any services or products developed therefrom, and in such case each of you (collectively with any other co-applicant) and LSBC (individually) will (unless you and LSBC may otherwise agree on alternative ownership and development partnering arrangements in respect of such application) share equally (x) the research and development responsibilities under the proposed project and (y) the rights of ownership in respect of any intellectual property and other results of any such research or development project funded thereby; and

                (C) if LSBC declines the opportunity to be registered as a co-applicant and co-developer on (or fails to so notify you within thirty days after LSBC's receipt of) your proposed application or submission, you will be free to submit such application or other submission and receive any funding awarded in connection therewith without regard to this
                     Section 5(a)(ii) (but without prejudice to any of your other obligations hereunder or in any other agreement with
                     LSBC).

     For the avoidance of doubt, nothing in this Section 5(a)(ii) shall constitute a license or other grant to you of rights to exploit or otherwise make use of any LSBC intellectual property or other proprietary information in connection with any such application or submission, except on such terms as LSBC may otherwise expressly agree with you in its sole discretion (whether in connection with a joint application described in clause (B) above or otherwise), or otherwise require LSBC to offer to include you, any strategic partner of yours, or any other individual or entity with whom you are affiliated whether individually or as an officer, director, stockholder, member, partner, agent, employee, co-venturer, consultant or principal, in an application or other submission proposed to be submitted by LSBC or its affiliates or other strategic partners.

          (b) You further covenant and agree that you will not divulge (except as may be permitted pursuant to the Consultancy Agreement) any secret, confidential or proprietary information pertaining to the business of LSBC or any of its affiliates or subsidiaries (including without limitation, trade secrets, technology, know how, designs, specifications, software, source

                                        3

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code, protocols, algorithms, business strategies or plans, or other intellectual property), unless first approved in writing by LSBC. For purposes of this Agreement, the term secret, proprietary or confidential information does not include any information that is or becomes generally available to and known by the public (other than as a result of an unpermitted disclosure directly or indirectly by you or any third party).

          (c) You recognize that LSBC, and its affiliates and subsidiaries, have received from third parties confidential or proprietary information of such third parties subject to a duty on the part of LSBC and its affiliates and subsidiaries to maintain the confidentiality of such information and to use it only for certain limited purposes. You agree that, insofar as you are aware of the confidential status of such information, you owe LSBC and such affiliates and subsidiaries an ongoing duty to hold all such confidential or proprietary information in confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in connection with the Consultancy Agreement or as required by law.

          6. (a) You hereby confirm that you are and shall remain bound by the terms and provisions of the Proprietary Information and Inventions Agreement, dated February 10, 1999 (the "Inventions Agreement"), between you and LSBC (formerly known as Biosource Technologies, Inc.), a copy of which is attached as Exhibit A hereto, and you further acknowledge and agree that the Inventions Agreement shall be deemed an essential element of this Agreement and shall remain in full force and effect, to the extent necessary to maintain and preserve the effect of such Inventions Agreement in respect of matters arising prior to the Termination Date (and, with respect to matters arising after the Termination Date, solely as provided therein) following the execution hereof. You represent and warrant that you have not violated any of the terms of the Inventions Agreement.

          (b) You and LSBC hereby amend the License and Consulting Agreement, dated March 1, 1999 (the "License Agreement"), between LSBC (formerly known as Biosource Technologies, Inc.) and you, a copy of which is attached as Exhibit B hereto, as set forth below. You acknowledge and agree that LSBC is a successor to the Company (as defined in the License Agreement) as contemplated by Section 13 of the License Agreement. You further acknowledge and agree that the License Agreement, as amended hereby, shall be deemed an essential element of this Agreement and, except as amended hereby, shall remain in full force and effect following the execution hereof; provided that each of you and LSBC acknowledge and agree that Sections 4, 5 and 7 of the License Agreement have been fully performed and are of no further force and effect. You represent and warrant that you have not violated any of the terms of the License Agreement. LSBC and you hereby amend the License Agreement as follows:

          (i) The words "paid in full" in Section 6 of the License Agreement are deleted and replaced with the following:

              June 1, 2002, for a total of Two Hundred Sixty-Six Thousand, Six Hundred Eighty Dollars ($266,680), and the remaining One Hundred Thirty-Three Thousand, Three Hundred Twenty Dollars ($133,320) (the "Remaining License Payment") shall be paid in a lump sum in accordance with the provisions of Section 2 of the

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          letter agreement, dated June 4, 2002 (the "Severance Agreement"), between the Consultant and the Company.

     (ii) Section 11 is deleted in its entirety and replaced with the following: [RESERVED].

       7. You further agree and covenant that:

     (a) unless required by law, and until such time (if ever) as this Agreement is filed by LSBC with the United States Securities and Exchange Commission, you shall not disclose the terms and conditions of this Agreement to anyone other than your immediate family, tax advisor, lender or legal counsel (each a "permitted person"), or a governmental taxing authority or auditor; provided that if you are asked about the terms of your separation from LSBC you may say that you and LSBC have agreed to a fair severance arrangement in connection with a restructuring of the proteomics division of LSBC;

     (b) upon making any such permitted disclosure, you shall immediately instruct your immediate family, tax advisor, lender and legal counsel not to disclose the terms and conditions of this Agreement to anyone other than LSBC or a government taxing authority or auditor;

     (c) on or promptly after the Termination Date, you will provide to LSBC a reasonably detailed inventory of all records, files, notes, memoranda, reports, work product and similar items, and any manuals, drawings, sketches, plans, tape recordings, computer programs, disks, cassettes and other physical representations of any information, relating to LSBC or any of its affiliates or subsidiaries, or to the business of LSBC or any of its affiliates or subsidiaries, whether or not constituting confidential information (the "Data Inventory"). You hereby represent and warrant that the Data Inventory shall upon delivery represent a complete and accurate inventory of the aforesaid materials in your possession. Within five business days following your receipt from the Chairman of LSBC of a return copy of such Data Inventory specifying those elements that are to be returned to LSBC, you shall return to LSBC all of the items so marked for return on such Data Inventory, together with any other property then in your possession belonging to LSBC or any of its affiliates or subsidiaries, except as LSBC may otherwise expressly agree be retained for your temporary use in connection with the performance of the Consultancy Agreement; and

     (d) you shall not make any untruthful, defamatory or disparaging statements about LSBC or any of its affiliates or subsidiaries, or their respective management teams, employees, intellectual property, business methods, strategies, plans or prospects to any clients, competitors, suppliers, employees or former employees of LSBC or any of its affiliates or subsidiaries or to any other persons (including but not limited to government agencies, health-related professionals, researchers or other members of the academic or scientific communities, the press or other media).

     (e) LSBC shall not make any untruthful, defamatory or disparaging statements about you to any of your clients, competitors, suppliers, employers or prospective employers or other persons (including but not limited to the press or other media); it being

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understood that LSBC shall have the right to issue press releases in connection with this Agreement and the Consulting Agreement; provided that LSBC shall use its reasonable efforts to provide you with advance drafts of any such press releases for your reasonable review and comment prior to their release.

          8. From and after the date of this Agreement until the close of the next annual meeting of the stockholders of LSBC, including all adjournments thereof, you agree that:

          (a) in exercising the voting rights with respect to any securities of LSBC (whether common stock, preferred stock or other equity securities of LSBC or securities, rights, options or warrants convertible into or exchangeable or exercisable therefor now outstanding or outstanding at any time after the date of this Agreement, including without limitation upon the conversion, exercise or exchange of such securities or options or warrants or preemptive rights to acquire the same) owned by you or in respect of which you have the power to direct the voting, on the election of directors, whether at an annual or special meeting of the Company, whether by written consent, proxy or otherwise, and whether or not at an adjourned meeting, you shall not vote such securities, or cause such securities to be voted, in opposition to the election of any director endorsed by the board of directors of LSBC; and

          (b) you will not, either individually or together with any other "person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended) (i) acquire or seek to acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that for purposes of this Section 8(b) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting securities of LSBC or (ii) tender any LSBC securities owned by you in connection with any transaction not endorsed by the board of directors of LSBC; it being understood that you are not otherwise prohibited from selling LSBC securities in the open market in accordance with law, other than in any transaction or series of transactions not endorsed by the board of directors of LSBC by which any individual or group acquires or seeks to acquire control of LSBC or its management, board of directors or policies.

          9. (a) (i) For and in consideration of the payments and promises made by LSBC herein and other good and valuable consideration, you hereby waive, release and forever discharge LSBC and its affiliates and subsidiaries, and LSBC's and its affiliates' and subsidiaries' divisions, branches, predecessors, successors, assigns, directors, officers, employees, agents, partners, members, controlling stockholders, representatives and attorneys, in their individual and representative capacities (collectively, the "LSBC Releasees") of and from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, whether known or unknown, suspected or unsuspected, of every kind and nature whatsoever, which may now exist or which may later arise, including without limitation under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C.ss.2000 et seq.; the Fair Labor Standards Act, as amended, 29 U.S.C.ss.201 et seq.; the Age

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          Discrimination in Employment Act, 29 U.S.C. ss.621 et seq.; the
          Americans With Disabilities Act, 42 U.S.C. ss.1001 et seq. and ss.12,112 et seq.; the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. ss.1001 et seq.; the Reconstruction Era Civil Rights Act, as amended, 42 U.S.C. ss.1981 et seq.; the Maryland Fair Employment Practices Act, and all other federal, state, county and local laws, statutes, rules or regulations of any type or description, including contract law, tort law, employment discrimination law, civil rights laws, express or implied covenants of good faith or fair dealing, and otherwise, regarding employment discrimination or the employment of labor, or otherwise, which you or your heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have against the LSBC Releasees or any of them for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of the date of this Agreement, including, without limitation, anything arising from or related to your employment relationship with LSBC or any of its affiliates or subsidiaries, or the termination thereof, except as otherwise provided in this Agreement. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, you expressly waive any claim under the Employment Agreement, under Section 4, 5, 7 or 11 of the License Agreement (it being understood that claims under the other provisions of the License Agreement, as amended by this Agreement, are not being released), or for reinstatement of employment, backpay, interest, bonuses, damages, accrued vacation, accrued sick leave, medical, dental, optical or hospitalization benefits, accidental death and dismemberment coverage, long term disability coverage, stock, options or other interests in LSBC or any affiliate or subsidiary, life insurance benefits, overtime, severance pay and/or attorneys' fees or costs with respect to or derivative of such employment with LSBC or its affiliates or subsidiaries, or the termination thereof.

               (ii) For and in consideration of the payments and promises made by you herein and other good and valuable consideration, LSBC hereby waives, releases and forever discharges you, your heirs, legatees, executors, administrators and legal representatives (collectively, the "Employee Releasees") of and from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands in law, admiralty or equity, whether known or unknown, suspected or unsuspected, of every kind and nature whatsoever, from the beginning of the world to the day of the date of this Agreement, but specifically excluding from the scope of such waiver, release and discharge any matter sounding in fraud or misappropriation or arising out of your criminal conduct or your other knowing and intentional infliction of material harm to LSBC or its business.

               (b)  Notwithstanding anything to the contrary set forth in this
Section 9, you do not release, waive or discharge the LSBC Releasees from (i) any claims to enforce this Agreement, the Consultancy Agreement or (except as provided in Section 9(a)(i) above) the License Agreement, as amended by this Agreement or (iii) any claims for indemnification (including, without limitation, reasonable attorneys' fees and expenses) or contribution with respect to any liability or expense incurred by you as a director, officer or employee of LSBC in accordance with the terms of any indemnity provided to you during your service in such

                                       7

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positions as in effect on the Termination Date; and (ii) LSBC does not release, waive or discharge any Employee Releasee from (x) any claims to enforce this Agreement, the Consultancy Agreement, the License Agreement or the Inventions Agreement or (y) any claims for indemnification (including, without limitation, reasonable attorney's fees and expenses) or contribution with respect to your service as a director, officer or employee of LSBC in accordance with the terms of LSBC's policies as in effect on the Termination Date.

     (c) For the purpose of implementing a full and complete release and discharge of the LSBC Releasees, you expressly acknowledge that this Agreement is intended to include in its effect, without limitation, all claims or other matters described in this Section 9 that you do not know or suspect to exist in your favor at the time of execution hereof, and that this Agreement contemplates the extinguishment of any and all such claims or other such matters.

     10. (a) You hereby represent that you have not filed or commenced any proceeding against any of the LSBC Releasees, and except as provided in Section 9(b), hereby covenant and agree not to file or commence any proceeding against LSBC or any other LSBC Releasee with respect to your employment with LSBC or any affiliate or subsidiary of LSBC, or the termination thereof, or otherwise, arising on or prior to the date of execution of this Agreement. You also agree that if you breach these representations or covenants, then you authorize each LSBC Releasee, and each LSBC Releasee shall have the right, to cause any such proceeding to be dismissed on the grounds that you have completely released and waived such proceeding.

     (a) LSBC hereby represents that it has not filed or commenced any proceeding against any of the Employee Releasees, and except as provided in
Section 9(b), hereby covenants and agrees not to file or commence any proceeding against you or any other Employee Releasee with respect to any claim released pursuant to Section 9(a)(ii), arising on or prior to the date of execution of this Agreement. LSBC also agrees that if it breaches these representations or covenants, then it authorizes each Employee Releasee, and each Employee Releasee shall have the right, to cause any such proceeding to be dismissed on the grounds that LSBC has completely released and waived such proceeding.

     11. This Agreement and all matters or issues related hereto shall be governed by the laws of the State of Maryland applicable to contracts entered into and performed therein (except that the Consultancy Agreement, the Inventions Agreement and the License Agreement shall each respectively be governed by the laws of the jurisdictions set forth in such Agreements as provided therein). Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. LSBC hereby consents to, and you hereby submit your person to, the jurisdiction of the state courts of the State of Maryland sitting in Montgomery County, and the United States District Court for the District of Maryland, for the purposes of the enforcement of this Agreement. All disputes under this Agreement will be determined in the Federal or State courts within the state of Maryland sitting in or with jurisdiction over matters arising in or relating to Montgomery County.

                                       8

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    12.  (a) This Agreement is personal in its nature and the parties shall not, without the prior written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, the provisions hereof shall inure to the benefit of, and be binding upon, (i) each successor of LSBC or any of its affiliates or subsidiaries, whether by merger, consolidation or transfer of all or substantially all of its assets and (ii) your heirs, legatees, executors, administrators and legal representatives.

    (b) It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, although you and LSBC consider the restrictions contained in this Agreement to be reasonable for the purpose of preserving LSBC's goodwill and proprietary rights, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. It is expressly understood and agreed that although you and LSBC consider the restrictions contained in Section 5 to be reasonable, if a final determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is unenforceable against you, the provisions of this Agreement shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable.

    (c) Each party (the "breaching party") acknowledges that the other party's damages at law would be an inadequate remedy for the breach by the breaching party of its obligations under Section 5, 6, 7 or 8, and agree in the event of such breach that the other party, without posting any bond, shall be entitled to obtain temporary and permanent injunctive relief restraining the breaching party from such breach and, to the extent permissible under the applicable statutes and rules of procedure, a temporary injunction may be granted immediately upon the commencement of any such suit. Nothing contained herein shall be construed as prohibiting the other party from pursuing any other remedies available at law or in equity for such breach of Section 5, 6, 7 or 8, or for any breach of any other provision of this Agreement. The obligations contained in Sections 5(b), 5(c), 6, 7 and 8 shall survive the termination or expiration of this Agreement and, as applicable, shall be fully enforceable thereafter in accordance with the terms of this Agreement.

    (d) This Agreement contains the entire understanding of the parties hereto relating to the subject matter herein contained and supersede all prior agreements or understandings between the parties hereto with respect thereto, including, without limitation, the Employment Agreement (it being understood that the Consultancy Agreement, the Inventions Agreement and the License Agreement (except, as to the License Agreement, as amended by this Agreement) shall continue in full force and effect and are not affected hereby), and can be changed only by a writing signed by both parties hereto. No waiver shall be effective against either party unless in writing and signed by the party against whom such waiver shall be enforced.

    13. All notices and other communications hereunder shall be deemed to be sufficient if in writing and delivered in person or by a nationally recognized courier service or


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duly sent by facsimile, addressed, if to you, to the address set forth above,
Facsimile No.: (301) 770-9091 and if to LSBC, to Large Scale Biology Corporation, 3333 Vaca Valley Parkway, Suite 1000, Vacaville, California 95688,
Attention: President, Facsimile No.: (707) 446-3917, or such other address as you or LSBC may have last furnished to the other by notice in writing. Each notice delivered in person or by overnight courier shall be deemed given when delivered or when delivery is attempted and refused. Each notice delivered by facsimile transmission shall be deemed delivered on the date on which the sender receives confirmation that such was received by the addressee if during local business hours or on the next business day if not.

    14. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

    15. You acknowledge and agree that, in deciding to execute this Agreement, you have relied entirely upon your own judgment, that you have read this Agreement and have had adequate time to consider its terms and effects and to ask any questions that you may have of anyone, including legal counsel of your own choosing, and that you have executed this Agreement voluntarily and with full understanding of its terms and its effects on you, and that no fact, evidence, event or transaction currently unknown to you but which may later become known to you will affect in any way or manner the final and unconditional nature of this Agreement. You further acknowledge that (i) you were advised to consult with an attorney before you executed this Agreement; (ii) you were afforded sufficient opportunity to and did consult with an attorney; (iii) you had an opportunity to consider this Agreement for 21 days before executing and delivering it; and (iv) you may revoke this Agreement by delivering written notice to LSBC within a period of seven days following the day on which you execute this Agreement (the "Revocation Period"), and this Agreement shall not become effective or enforceable until after the Revocation Period has expired. For this revocation to be effective, written notice from you must be received by LSBC at the address set forth and as provided in Section 13 no later than the close of business on the seventh day after you sign this Agreement. If you revoke this Agreement, you will not receive any of the payments or benefits described in this Agreement.

    BY SIGNING THIS AGREEMENT, YOU STATE THAT:

    YOU HAVE READ THIS AGREEMENT AND HAVE HAD SUFFICIENT TIME TO CONSIDER ITS TERMS;

    YOU UNDERSTAND ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND KNOW THAT YOU ARE GIVING UP IMPORTANT RIGHTS;

    YOU AGREE WITH EVERYTHING IN THIS AGREEMENT;

    YOU ARE AWARE OF YOUR RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT AND HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY;

    YOU HAVE SIGNED THIS AGREEMENT KNOWINGLY AND VOLUNTARILY; AND

    THIS AGREEMENT INCLUDES A RELEASE BY YOU OF ALL KNOWN AND UNKNOWN CLAIMS.

     If the foregoing correctly sets forth our understanding, please sign one copy of this Agreement and return it to the undersigned, whereupon this letter shall constitute a binding agreement between us.

                                             Sincerely,

                                             LARGE SCALE BIOLOGY CORPORATION

                                             By:    /s/ John D. Fowler, Jr.
                                                --------------------------------
                                                        John D. Fowler, Jr.
                                                             President

ACCEPTED AND AGREED:


  /s/ Norman G. Anderson, Ph.D.
----------------------------------
      Norman G. Anderson, Ph.D.

STATE OF NEW YORK        )

                         )  ss:

COUNTY OF KINGS          )



     On June 11, 2002, before me personally came John D. Fowler, Jr. to me known, who, being by me duly sworn, did depose and say that he is the President of Large Scale Biology Corporation, located at 3333 Vaca Valley Parkway, Suite 1000, Vacaville, California 95688, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto under authority granted by the directors of said corporation.

                                                   /s/ Marcus Montrose
                                                --------------------------
                                                         Notary Public

[SEAL]                  MARCUS MONTROSE
                Notary Public, State of New York
                        No. 01MO6072691
                   Qualified in Queens County
                Commission Expires April 8, 2006

                         )

District of Columbia     )  ss:

COUNTY OF __________     )



On June 11, 2002, before me personally came Norman G. Anderson, Ph.D. to me known, who, being by me duly sworn, did depose and say that he resides at 11005 Waycroft Way, Rockville, Maryland 20852, and that he is the individual described in, and who executed, the foregoing instrument.

/s/  Brenda K. Kefauver
-------------------------
Notary Public

BRENDA K. KEFAUVER
District of Columbia
My Commission Expires
September 14, 2002

[SEAL]

                                                                       EXHIBIT A

                           BIOSOURCE TECHNOLOGIES, INC.

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

     In consideration and as a condition of my employment or continued employment by Biosource Technologies, Inc., and/or by companies which it owns, controls, or is affiliated with, or their successors in business including but not limited to Large Scale Biology Corporation (collectively, the "Company") in further consideration of the receipt of a stock option from the Company, I, Norman G. Anderson, hereby make this agreement with the Company (the "Agreement"), provided, however, that where the terms of this Agreement conflict with the terms of the Employment Agreement dated January 25, 1999 by and among Large Scale Biology Corporation, Biosource Technologies, Inc. and myself (the "Employment Agreement"), the terms of the Employment Agreement shall prevail and further provided that where the terms of this Agreement conflict with the License and Consulting Agreement between Biosource Technologies, Inc. and myself, the terms of the License and Consulting Agreement shall prevail.

     This Agreement also records the understanding reached between Large Scale Biology Corporation ("LSB") and me on my first day of employment with LSB requiring that I assign to LSB Proprietary Information hereinafter defined in
Article I and all inventions hereinafter defined in Article II that I may make, conceive or reduce to practice during my employment with LSB. This Agreement, therefore, is retroactive to my first day of employment with LSB with respect to such assignments and is a material part of the consideration for my employment by the Company and a condition of my employment and continued employment by the Company.

I.   Proprietary Information

     I understand that during my employment I may produce, obtain, make known or learn about certain information which has commercial value in the business in which the Company is engaged and which is treated by the Company as confidential. This information may have been created, discovered or developed by the Company or otherwise received by the Company from third parties subject to a duty to maintain the confidentiality of such information. All such information is hereinafter called "Proprietary Information."

     a.   Proprietary Information Defined

     By way of illustration, but not limitation, Proprietary Information includes trade secrets, ideas, processes, formulas, source codes, data, programs, other original works of authorship. know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs, and customer and supplier lists.

     b.   Assignment and Protection of Proprietary Information

     I understand that all Proprietary Information shall be the sole property of the Company and its assigns (or, in some cases, its clients, suppliers, or customers), and the Company and its assigns (or, in some cases, its clients, suppliers or customers) shall be the sole owner of all patents, copyrights, and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire during my employment by the Company in such Proprietary Information. At all times, both during my employment by the Company and except as otherwise provided in the terms of the Employment Agreement or the License and Consulting Agreement, after its termination I will keep in strictest confidence and trust all Proprietary Information, and I will not use, reproduce or disclose any Proprietary Information without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company or to the extent any Proprietary
Information:

          (1)  is, at the time of disclosure, in the public domain;

          (2) becomes part of the public domain, by publication or otherwise, after disclosure by the Company except by my breach of this Agreement;

          (3) was already known to me at the time of disclosure by the Company and which was not acquired, directly or indirectly, from the Company; or

          (4) is received by me after disclosure by the Company from an independent source lawfully entitled to make such disclosure and provided such Proprietary Information was not acquired directly from the Company.

     c.   Maintenance of Records

     I agree to keep and maintain adequate and current records of all Proprietary Information developed by me (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

II.  Inventions During and Immediately After My Term of Employment

     I understand that during my employment or following my employment, I may make, conceive of or reduce to practice various discoveries, developments, designs, improvements, inventions, formulas, processes, techniques, programs, other works of authorship, know-how and data (all of which shall be referred to as "inventions" throuqhout this Agreement, whether or not patentable or registrable under copyright, mask work or similar statutes).

     a.   Assignment of Inventions

     I hereby assign and transfer to the Company my entire right, title and interest in and to all inventions made or conceived or reduced to practice by me either alone or jointly with others during the period of my employment with the Company. I will, at the Company's request, promptly execute a written assignment of title to the Company for any such invention and I will preserve any such invention as confidential information of the Company. Notwithstanding the above, this Agreement does not require assignment of an invention which qualifies fully under Section 2870 of the California Labor Code, which provides as follows as of January 1, 1987:

              "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                     (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                     (2) Result from any work performed by the employee for the employer.

              (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a) the provision is against the public policy of this state and is unenforceable."

Notwithstanding the foregoing, I also hereby assign and transfer to, or as directed by, the Company all my right, title and interest in and to any and all inventions, full title to which is required to be in the United States by a contract between the Company and the United States or any of its agencies.

       b.  Maintenance of Records

       I agree to keep and maintain adequate and current records of all inventions made by me (in the form of notes, sketches, drawings and as may be specified by the Company) and subject to assignment to the Company pursuant to subsection II.a. hereof, which records shall be available to and remain the sole property of the Company at all times.

       c.  Disclosure of inventions

       I will promptly disclose in writing to the Company all inventions made or conceived or reduced to practice by me, either alone or jointly with others, during the period of my employment, and for six months after termination of my employment with the Company, whether or not I believe the inventions qualify fully under Section 2870 of the California Labor Code. Such disclosure shall be received in confidence by the Company.

       d.  Execution of Documents

       I further agree, as to all inventions subject to assignment to the Company under subsection II.a. hereof, to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights, mask works, and other rights and protections relating to inventions in any and all countries, and to that end I will execute all documents for use in applying for and obtaining such patents, copyrights, mask works, and other rights and protections on and enforcing inventions as the Company may desire, together with any assignments thereof to the Company or persons designated by it. My obligation to assist the Company in obtaining and enforcing patents, copyrights, mask works, and other rights and protections relating to inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request on such assistance. In the event the Company is unable, after reasonable effort, to secure my signature on any document or documents needed to obtain or enforce any patent, copyright, mask work, or other right or protection relating to an invention, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any application or assignment and to do all other lawfully permitted acts to further the prosecution and issuance to the Company of patents, copyrights, mask works, or similar protections thereon with the same legal force and effect as if executed by me.

III.    Prior Inventions

        I understand that all inventions, if any, patented or unpatented, which I made prior to my employment by the Company, are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on item 1 of Exhibit A attached hereto a complete list of all of my prior inventions, including numbers of all patents and patent applications, and a brief description of all unpatented inventions which are not the property of a previous employer. I represent and covenant that the list is complete and that, if no items are on the list, I have no such prior inventions. I agree to notify the Company in writing before I make any disclosure of perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any invention or idea. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to any such inventions or ideas.

IV.     Conflicting Employment Obligations

        a.  Trade Secrets of Others

        I represent that I have not brought and will not bring with me to the Company or use in performance of my responsibilities at the Company any devices, materials or documents of a former employer that are not generally available to the public, unless I have obtained express written authorization from the former employer for their possession and use. The only devices, materials or documents of a former employer that are not generally available to the public that I will bring to the Company or use in my employment are identified on item 2 of Exhibit A attached hereto, and as to each such item, I represent that I have obtained express written authorization for their possession and use in my employment with the Company and have delivered a copy of such written authorization to the Company.

        b.  Conflicting Confidentiality Agreements

        I agree that during my employment with the Company, I will not breach any obligation of confidentiality that I have to former employers. I represent that my performance under the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

V.     Government Contracts

       I acknowledge that the Company from time to time may be involved in government projects of a highly-classified nature. I further acknowledge that the Company from time to time may have agreements with other persons or governmental agencies which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work or information disclosed in connection therewith. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

VI.    Termination of Employment

       Except as otherwise provided in the terms of the Employment Agreement or the License and Consulting Agreement, in the event of the termination of my employment by me or by the Company for any reason, I will deliver to the Company all documents, notes, drawings, specifications, programs, data, devices and other materials of any nature pertaining to my work with the Company and I will neither take with me nor recreate any of the foregoing, any reproduction of any of the foregoing, or any Proprietary Information that is embodied in a tangible medium of expression.

VII.   Modification

       This Agreement may not be changed, modified, released, discharged, abandoned or otherwise amended, in whole or in part, except by an instrument in writing, signed by the Company and signed by me, I agree that any subsequent change or changes in my duties, salary or compensation shall not affect the validity or scope of this Agreement.

VIII.  Entire Agreement

       It is acknowledged and agreed by myself and the Company as evidenced by the signature hereto of its authorized representative that with respect to the subject matter hereof this Agreement is subordinate in all of its terms to the Employment Agreement and to the License and Consulting Agreement, except with respect to the term of this Agreement, to the extent there is a conflict with such documents.

IX.    Severability

       In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, such paragraph or provision shall be severed from this Agreement and the entire Agreement shall not fail on account thereof, but shall otherwise remain in full force and effect.

X.     Successors and Assigns

     This Agreement shall be binding upon my heirs, executors, administrators or other legal representatives and is for the benefit of the Company, its successors and assigns.

XI.  Governing Law

     This Agreement shall be governed by the laws of the State of California.

XII. Counterparts.

     This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one Agreement.

     This Agreement shall be effective as of the first day of my employment by the Company, namely:


Dated: Feb 10, 1999             By: /s/ NORMAN G. ANDERSON
      ----------------              ------------------------


Accepted and Agreed to:

BIOSOURCE TECHNOLOGIES, INC.

By:  /s/ ROBERT L. ERWIN
    ----------------------------

Dated: Feb 10, 1999
      --------------------------

                                   EXHIBIT A
                                       TO
                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

Gentlemen:

    1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Biosource Technologies, Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

    [X] No inventions or improvements.

    [_] See below:

    _______________________________________________________________________

    _______________________________________________________________________

    _______________________________________________________________________

    _______________________________________________________________________

    _______________________________________________________________________

    [_] Additional sheets attached.

    2. I propose to bring to my employment the following devices, materials and documents of a former employer that are not generally available to the public, which materials and documents may be used in my employment pursuant to the express written authorization of my former employer (a copy of which is attached hereto):

    [X] No materials.

    [_] See below:

    _______________________________________________________________________

    _______________________________________________________________________

    _______________________________________________________________________

    _______________________________________________________________________

    _______________________________________________________________________

    [_] Additional sheets attached.

Very truly yours,


NORMAN G. ANDERSON
------------------------

                                                                       EXHIBIT B

                                  CONFIDENTIAL

                        LICENSE AND CONSULTING AGREEMENT

This Agreement is made effective this First day of March 1999, between Biosource Technologies Inc., a California corporation, hereinafter referred to as the "Company" or "Biosource," and Dr. Norman G. Anderson hereinafter referred to as the "Consultant."

NOW THEREFORE, in consideration of the promises and mutual undertakings contained herein, it is mutually agreed as follows:

1. LICENSE. Consultant hereby grants Company a worldwide, exclusive license to make, use and sell the Consultant's Inventions in the Field including the right to sublicense. The term of said license shall continue in force until the expiration date of the last-to-expire patent of any issued United States or foreign patent that embodies or utilizes Consultant's Inventions or, in the event no patent issues, for a period of twenty (20) years from the effective date of this Agreement.

2. CONSULTANT'S INVENTIONS. The term Consultant's Inventions shall mean those inventions (whether or not patentable), trade secrets, discoveries and know-how related to manufacture and use of biochips or microarrays for parallel detection of numerous proteins and software related thereto.

3. FIELD. The term Field shall mean the use of Consultant's Inventions for bioassays including but not limited to protein identification and quantification.

4. CONSULTANCY. The Company hereby retains Consultant and Consultant hereby accepts such retention, commencing on March 1, 1999 and continuing for two (2) years through February 28, 2001, unless sooner terminated, as provided in
Section 11 hereof.

5. SERVICES. Consultant shall provide consultation services to the Company as a technical consultant in the area of protein biochip and microarray research and development including the development of production machinery and software related thereto.

      At times mutually convenient for Consultant and the Company, Consultant shall at the request of the Company spend up to four (4) days per quarter during the term of this Agreement in the performance of such duties; and Consultant agrees to meet with Company representatives at the Company's principal place of business or at such other places as the Company may reasonably determine and at such time as the Company may reasonably determine taking into account Consultant's other professional obligations. The Company shall reimburse Consultant for Consultant's reasonable travel and out-of-pocket expenses which have been authorized by the Company.

6. LICENSE CONSIDERATION. For the license granted to the Company by Consultant in Section 1 hereof, the Company agrees to pay Consultant the sum of Four Hundred Thousand Dollars ($400,000) payable in equal monthly installments of Six Thousand Six Hundred Sixty-Seven Dollars ($6,667) per month commencing on March 1, 1999 and continuing thereafter on the first day of each succeeding month thereafter until paid in full.

                                  CONFIDENTIAL

7. CONSULTING CONSIDERATION. The Company agrees to pay, and Consultant agrees to accept for Consultant's services under this Agreement during the period of consultation, Four Thousand Dollars ($4,000) per month of service.

8. NONDISCLOSURE. Consultant shall use Consultant's best efforts and exercise utmost diligence to protect and guard Confidential Information (as defined in Section 15). Except as required in performance of Consultant's services for the Company and approved in writing by the Company, Consultant will not directly, indirectly or otherwise use, permit others to use, disseminate, disclose, lecture upon or publish articles concerning Confidential Information.

9. INVENTIONS, ETC. All Inventions (as defined in Section 15) made, conceived or completed by Consultant, individually or in conjunction with others, shall be the sole and exclusive property of the Company if said Inventions are made with the Company's Confidential Information; provided, however, that this paragraph does not apply to any Inventions which are protected by Section 2870 of the California Labor Code.

Consultant shall, without royalty or any other further consideration to Consultant therefor, but at the expense to the Company:

     a. As promptly as known or possessed by Consultant, disclose to the Company all information with respect to said Inventions.

     b. When requested so to do by the Company promptly execute and assign any and all applications, assignments and other instruments which the Company shall deem necessary to apply for and obtain letters patent of the United States and of foreign countries for said Inventions, and to assign and convey to the Company or the Company's nominee the sole and exclusive right, title and interest in and to the Inventions or any applications or patents thereon.

     c. When requested so to do by the Company, deliver to the Company evidence for interference purposes or other legal proceedings and testify in any interference or other legal proceedings.

     d. Do such other acts as may be necessary in the opinion of the Company to obtain and maintain United States and foreign letters patent for the Inventions.

10. NOTICE. Any written notice required or permitted to be given hereunder shall be mailed by registered or certified mail, with return receipt requested by cable, by radiogram, by facsimile, or delivered by hand to the party to whom such notice is required or permitted to be given hereunder. If mailed, any such notice shall be deemed to have been given when mailed, as evidenced by the postmark at point of mailing. If delivered by hand, any such notice shall be deemed to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party.

Any notice to the Company or any transferee or designee of the Company shall be addressed, as follows:
                         Robert L. Erwin
                         Chairman of the Board and CEO

                                  CONFIDENTIAL

                  Biosource Technologies, Inc.
                  3333 Vaca Valley Parkway, Suite 1000
                  Vacaville, CA 95688

Any notice to Consultant shall be addressed as follows:

                  Dr. Norman G. Anderson


Either party may change the address to which notice to it is to be addressed by notice as provided herein.

11. TERMINATION. It is understood and agreed that if either party breaches any of the terms or conditions of this Agreement with respect to the Consultancy, the nonbreaching party may, without foregoing thereby any other rights or remedies that it may have, at its option, terminate the terms of this Agreement concerning Consultancy immediately by notice to the breaching party in writing, by registered or certified mail, by cable, by radiogram, by facsimile, or by hand delivery.

12. SURVIVAL OF CERTAIN AGREEMENTS. The covenants and agreements set forth in Sections 8 and 9 shall survive termination of this Agreement and remain in full force and effect, except that Consultant's obligation of nondisclosure of Confidential Information shall remain in effect for a period of five (5) years from the date of termination; provided, however, that Confidential Information regarding trade secrets shall not be disclosed so long as such trade secrets may be legally protected from misappropriation.

13. ASSIGNMENT AND BINDING EFFECT. This Agreement shall not be assigned without the prior written consent of the other party, except that the Company may assign this Agreement in whole or in part without such consent to the Company's successor or surviving company in any consolidation, reorganization or merger, or to the assignee of all or substantially all of the Company's assets. The respective benefits and obligations of the parties hereto shall inure to the benefit of and be binding upon the respective heirs, executors and assigns of the parties.

14. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes all prior and contemporaneous negotiations, correspondence, understandings and agreements of the parties relating to the subject matter hereof. This Agreement may be amended only by an agreement in writing, signed by both parties.

15. DEFINITIONS. As used in this Agreement:

    a. "Confidential Information" means information disclosed to Consultant during the term of this Agreement or which becomes known to Consultant as a direct consequence of or through performance of services for the Company and includes trade secrets or any other like information of value relating to the business of the Company or of any corporation,

                                  CONFIDENTIAL

     directly or indirectly controlled by or controlling the Company or in which any of the aforesaid have at least a fifty percent (50%) interest, including, but not limited to, information relating to Inventions, disclosures, processes, systems, methods, formulas, patents, patent applications, machinery, materials, manufacturing techniques, research activities and plans, cost of production, contract forms, prices, volume of sales, promotion methods, business secrets, financial information and lists of names or classes of customers, if the existence of such customer relationships with the Company is not found in the public domain. Information shall be considered, for purposes of this Agreement, to be confidential if it is not known by the trade generally, even though such information has been disclosed to one or more third parties pursuant to distribution agreements, joint research agreements or other agreements entered into by the Company or any of its affiliates. Information shall not be considered confidential (a) if already known to Consultant at the time of disclosure as evidenced by written records and it was not acquired directly or indirectly from the Company; (b) if in the public domain prior to or becomes part of the public domain after disclosure other than through breach of this Consulting Agreement by Cousultant or unauthorized acts or omissions of Consultant; (c) if disclosed in good faith to Consultant by an independent third party lawfully entitled to make such disclosure and such information was not acquired directly or indirectly from Company; (d) is required by law or legal process to be disclosed; or (e) consent is given in writing by the Company for diclosure.

     b. "Inventions" means any and all discoveries, concepts and ideas, whether patentable or not, including, but not limited to, processes, methods, formulas, compositions, techniques, articles and machines, as well as improvements thereof or know-how related thereto, relating to the business of the Company or of any corporation directly or indirectly controlled by or controlling the Company or in which any of the aforesaid have at least a fifty percent (50%) ownership interest.


16. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Califronia without application of its conflict-of-laws rules.

IN WITNESS WHEREOF, the parties have exesulted this Agreement on the dates indicated, to be effective March 1,1999.

BIOSOURCE TECHNOLOGIES, INC.                CONSULTANT


By__________________________________        /s/ Norman G. Anderson
                                            ------------------------------------
    Robert L. Erwin                             Dr. Norman G. Anderson
    Chairman of the Board a CEO

Dated:                                      Dated: June 31, 1999